Exhibit 10.1

PH Draft 8.3.26

PRIVATE PLACEMENT UNITS SUBSCRIPTION AGREEMENT

This Private Placement Units Subscription Agreement (this “Agreement”) is made as of this 3rd day of August, 2026, by and between BOA Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), Bet on America II Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), for itself and on behalf of the several purchasers named on Exhibit A hereto (collectively, the “Purchasers”).

WHEREAS, the Company desires to sell to the Sponsor, on a private placement basis (the “Offering”), an aggregate of 201,500 units (the “Private Placement Units”) of the Company, each Private Placement Unit comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one right (the “Rights”) to receive one Class A Ordinary Share (the “Rights Shares”) upon consummation of the Company’s initial Business Combination (as defined below), for an aggregate purchase price of $2,015,000;

WHEREAS, in order to fund the Sponsor’s purchase of the Private Placement Units, the Purchasers desire to contribute to the Sponsor an aggregate of $2,015,000 in exchange for the issuance by the Sponsor of membership interests in the Sponsor, in the amounts set forth on Exhibit A hereto;

WHEREAS, the Sponsor has previously loaned to the Company an aggregate of $300,000 pursuant to that certain promissory note dated as of August 8, 2025 by and between the Company and the Sponsor (the “Note”) for expenses in connection with the Offering and paid an addition $240,000 of expenses on behalf of the Company in connection with the offering (“Offering Expenses” and together with the amounts due under the Note, the “Indebtedness”) and the parties intend that such $540,000 of Indebtedness owed by the Company to the Sponsor be cancelled and such amounts shall be used to offset the Private Placement Units Purchase Price (as defined below) payable pursuant to this Agreement;

WHEREAS, the Sponsor is purchasing the Private Placement Units for its own account and on behalf of the Purchasers; and

WHEREAS, the Company acknowledges and agrees that the Purchasers are intended express third-party beneficiaries of the representations, warranties and covenants of the Company set forth in this Agreement, as if made directly to them.

NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Sponsor and the Purchasers hereby agree as follows:

1. Agreement to Subscribe.

1.1 Purchase and Sale of the Private Placement Units. For the aggregate sum of $2,015,000 (the “Private Placement Units Purchase Price”), on the Closing Date (as defined below), the following transactions shall occur simultaneously: (a) the Purchasers shall contribute to the Sponsor an aggregate of $1,475,000 in exchange for the issuance by the Sponsor to the Purchasers of class B membership interests in the Sponsor, in the amounts set forth on Exhibit A hereto; and (b) the Sponsor shall purchase from the Company, and the Company shall issue and sell to the Sponsor, an aggregate of 201,500 Private Placement Units, with the Private Placement Units Purchase Price being satisfied by (i) the cancellation of $540,000 of the Indebtedness and (ii) $1,475,000 of the funds contributed to the Sponsor by the Purchasers pursuant to clause (a) above. The Company and the Sponsor hereby agree that the cancellation of $540,000 of the Indebtedness shall constitute full satisfaction and discharge of the Company’s obligations under the Note and in respect of the $240,000 of Offering Expenses paid by the Sponsor on behalf of the Company.

1.2 Closing. The closing (the “Closing”) of the Offering shall take place by electronic exchange of executed documents simultaneously with the consummation of the Company’s initial public offering (the “IPO”, and such date, the “Closing Date”).

1.3 Delivery of the Purchase Price. At least one business day prior to the effective date of the Company’s registration statement relating to the IPO (the “Registration Statement”), the Sponsor and the Purchasers agree to deliver the Private Placement Units Purchase Price by certified bank check or wire transfer of immediately available funds denominated in United States Dollars to the Company and the Sponsor, as applicable. The Company shall deposit or cause to be deposited the Private Placement Units Purchase Price into the trust account which will be established for the benefit of the Company’s public shareholders, managed pursuant to that certain Investment Management Trust Agreement to be entered into by and between the Company and Odyssey Transfer and Trust Company, a Minnesota corporation (“Odyssey”), and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), on the Closing Date, no more than $125,000,000 ($143,750,000 if the over-allotment option of the Company’s underwriters in connection with the IPO is exercised in full) in total, from the aggregate proceeds of the IPO, the Private Placement Units Purchase Price and the sale of Units by the Company to the Sponsor, or affiliates thereof, on a private placement basis concurrently with the IPO (such aggregate proceeds, the “Aggregate Proceeds”). The Purchasers acknowledge that the Company shall deposit or cause to be deposited any remaining amount of the Aggregate Proceeds into an account or accounts, other than the Trust Account, for the Company’s use in connection with the Company’s working capital requirements. If the IPO is not consummated within 14 days of the date the Private Placement Units Purchase Price is delivered to the Company and the Sponsor, the Private Placement Units Purchase Price shall be returned to the Purchasers by certified bank check or wire transfer of immediately available funds denominated in United States Dollars, without interest or deduction.

1.4 Delivery of Unit and Share Certificates. Upon the applicable Closing Date after delivery of the Purchase Price in accordance with Section 1.3, the Sponsor shall become irrevocably entitled to receive a unit certificate representing the Private Placement Units purchased hereunder.

1.5 Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if the Closing does not occur prior to August 31, 2026.

2. Representations and Warranties of the Purchasers.

Each of the Purchasers represents and warrants to the Company and the Sponsor that:

2.1 No Government Recommendation or Approval. It understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company, the Offering, the Private Placement Units, the Rights, the Rights Shares, the Class A Ordinary Shares underlying the Private Placement Units (the “Unit Shares”) (collectively with the Private Placement Units, the Unit Shares, the Rights and the Rights Shares, the “Private Placement Securities”).

2.2 Organization. It is a company, validly existing and in good standing under the laws of its jurisdiction and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.3 Private Offering. It is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or it is not a “U.S. Person” as defined in Rule 902 of Regulation S (“Regulation S”) under the Securities Act. It acknowledges that the sale contemplated hereby is being made in reliance on a private placement exemption to “Accredited Investors” within the meaning of Section 501(a) of Regulation D under the Securities Act and similar exemptions under state law or a non-U.S. Person under Regulation S.

2.4 Authority. This Agreement has been validly authorized, executed and delivered by the Purchasers and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.5 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchasers of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) each Purchaser’s organizational documents, (ii) any agreement, indenture or instrument to which such Purchaser is a party or (iii) any law, statute, rule or regulation to which such Purchaser is subject, or any agreement, order, judgment or decree to which such Purchaser is subject.

2.6 No Legal Advice from Company. It acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with its own legal counsel and investment and tax advisors. Except for any statements or representations of the Company or the Sponsor made in this Agreement and the other agreements entered into between the parties hereto, it is relying solely on such counsel and advisors and not on any statements or representations of the Company or the Sponsor or any of their representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.7 Access to Information; Independent Investigation. Prior to the execution of this Agreement, it has had the opportunity to ask questions of and receive answers from representatives of the Company and the Sponsor concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, it has relied solely on its own knowledge and understanding of the Company and its business based upon its own due diligence investigation and the information furnished pursuant to this paragraph. It understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and it has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.8 Reliance on Representations and Warranties. It understands the Private Placement Units are being offered and sold to it in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company and the Sponsor are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchasers set forth in this Agreement in order to determine the applicability of such provisions.

2.9 No Advertisements. It is not subscribing for the Private Placement Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

2.10 Legends. It acknowledges and agrees that any certificates evidencing the Private Placement Securities shall bear the restrictive legend(s), in form and substance as set forth in Section 5 hereof, as applicable.

2.11 Experience, Financial Capability and Suitability. It is (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Private Placement Securities and (ii) able to bear the economic risk of his investment in the Private Placement Securities for an indefinite period of time because the Private Placement Securities have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. It has substantial experience in evaluating and investing in transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. It has substantial experience in evaluating and investing in transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

2.12 Investment Purposes. It is purchasing the Private Placement Securities solely for investment purposes, for its own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof and it has no present arrangement to sell the interest in the Private Placement Securities to or through any person or entity. It shall not engage in hedging transactions with regard to the Private Placement Securities unless in compliance with the Securities Act.

2.13 Restrictions on Transfer. It acknowledges and understands the Private Placement Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Private Placement Securities have not been registered under the Securities Act, and, if in the future, it decides to offer, resell, pledge or otherwise transfer the Private Placement Securities, such Securities may be offered, resold, pledged, charged or otherwise transferred only (A) pursuant to an effective registration statement filed under the

Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act (“Rule 144”), if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. It agrees that if any transfer of its Private Placement Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, it may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or another available exemption from registration, it agrees it will not resell the Private Placement Securities. It further acknowledges that because the Company is a shell company, Rule 144 may not be available to it for the resale of the Private Placement Securities until the one year anniversary following consummation of the initial Business Combination (as defined below) of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

3. Representations and Warranties of the Company.

The Company represents and warrants to the Purchasers that:

3.1 Valid Issuance of Share Capital. The total number of all classes of share capital which the Company has authority to issue is 200,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 20,000,000 class B ordinary shares of a par value of US$0.0001 each (“Class B Ordinary Shares”) and 1,000,000 preference shares of a par value of US$0.0001 each. As of the date hereof, the Company has issued 6,160,714 Class B Ordinary Shares (of which 803,571 Class B Ordinary Shares are subject to forfeiture as described in the Registration Statement), to the Company’s sponsor. As of the date hereof, no preferred shares are issued and outstanding. All of the issued share capital of the Company has been duly authorized, validly issued, and are fully paid and non-assessable.

3.2 Title to Private Placement Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the rights agency agreement to be entered into with Odyssey on or prior to the closing of the IPO (the “Rights Agency Agreement”) and the amended and restated memorandum and articles of association of the Company (as applicable), as the case may be, (i) the Private Placement Securities will be duly and validly issued, fully paid and non-assessable and (ii) the Rights will be valid and legally binding obligation of the company, enforceable against the company in accordance with their terms. On the date of issuance of the Private Placement Units, the Unit Shares and Rights Shares shall have been reserved for issuance. Upon issuance in accordance with, and the payment pursuant to, the terms hereof and the Rights Agency Agreement, the Purchaser will have or receive good title to the Private Placement Securities, free and clear of all liens, claims and encumbrances of any kind other than (i) transfer restrictions hereunder and pursuant to the insider letter to be entered into on or prior to the closing of the IPO (the “Insider Letter”) and (ii) transfer restrictions under federal and state securities laws. Upon the Company’s entry into a definitive agreement with respect to an initial Business Combination, the Purchasers will have or receive good title to the Rights Shares, free and clear of all liens, claims and encumbrances of any kind other than (i) transfer restrictions hereunder and pursuant to the Insider Letter and (ii) transfer restrictions under federal and state securities laws.

3.3 Organization and Qualification. The Company has been duly incorporated and is validly existing as a Cayman Islands exempted company and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4 Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Private Placement Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement constitutes, and upon the execution and delivery thereof, the Rights and Rights Agency Agreement, will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s amended and restated memorandum and articles of association, (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party or (iii) conflict with any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any federal, state or foreign securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Private Placement Securities in accordance with the terms hereof.

4. Representations and Warranties of the Sponsor.

4.1 Organization and Qualification. The Sponsor has been duly formed and is validly existing as a Cayman Islands limited liability company and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

4.2 Authorization; Enforcement. (i) The execution, delivery and performance of this Agreement by the Sponsor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Sponsor or its members or unitholders is required, and (ii) this Agreement constitutes valid and binding obligations of the Sponsor enforceable against the Sponsor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

4.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not (i) result in a violation of the Sponsor’s amended and restated limited liability company agreement, (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Sponsor is a party or (iii) conflict with any law statute, rule or regulation to which the Sponsor is subject or any agreement, order, judgment or decree to which the Sponsor is subject.

5. Legends.

5.1 Legends. The Private Placement Securities, when issued and/or transferred (as applicable) will be in the name of the Purchasers and will bear the following legend(s), as applicable, and appropriate “stop transfer” instructions:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, CHARGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AN AGREEMENT AMONG BET ON AMERICA II SPONSOR LLC, BET ON AMERICA II HOLDCO LLC, AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, CHARGED OR OTHERWISE DISPOSED OF DURING THE TERM OF THE APPLICABLE LOCKUP PURSUANT TO THE TERMS SET FORTH THEREIN.

5.2 Purchasers’ Compliance. Nothing in this Section 5 shall affect in any way the Purchasers’ obligations and agreements to comply with all applicable securities laws upon resale of the Private Placement Units.

5.3 Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Private Placement Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act and applicable state securities laws and (iii) in compliance herewith.

5.4 Registration Rights. The Purchasers will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into with the Company on or prior to the Closing Date. The Purchasers’ rights under the Registration Rights Agreement may not be subsequently terminated, amended, revised or otherwise modified without the Purchasers’ written consent.

5.5 Removal of Legends. Following the expiration of the transfer restrictions set forth in Section 6, if the any of the Private Placement Units (and/or securities underlying the Private Placement Units) are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act, or if they are registered for resale under the Securities Act pursuant to a shelf registration statement, then at the Purchasers’ written request, the Company will use its best efforts to cause its transfer agent to remove any legend(s) to which such Private Placement Units (and/or securities underlying the Private Placement Units) are subject, subject to compliance by the Purchasers with the reasonable and customary procedures for such removal required by the Company or its transfer agent. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Private Placement Units (and/or securities underlying the Private Placement Units) without any such legend(s).

6. Lockup.

The Purchasers acknowledge and agree that the Private Placement Securities shall not be transferable, saleable or assignable until thirty (30) after the consummation by the Company of an acquisition, share exchange, purchase of all or substantially all of the assets of, or any other similar business combination with one or more businesses or entities (a “Business Combination”), except to Permitted Transferees (as defined in the Insider Letter). The Company represents and covenants that neither Sponsor nor any other holder of Private Placement Units or any other securities (other than with respect to securities to be sold in the IPO) are being afforded or will receive more favorable lockup terms than those detailed in this Section 6, and if the Sponsor or any other holder of Private Placement Units or any other securities (other than with respect to securities to be sold in the IPO) is given an early release or favorable modification of such lockup terms, the parties hereto agree that the Purchasers will receive the same treatment and will be given notice thereof simultaneously with any such early release or favorable treatment being granted.

7. Securities Laws Restrictions.

The Purchasers agree not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Private Placement Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company shall have received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction complies with the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

8. Waiver of Redemption Rights.

In connection with the Private Placement Securities purchased pursuant to this Agreement, the Purchasers hereby waive any and all redemption rights (if any) (i) in connection with the Company’s completion of the Business Combination, (ii) upon the Company’s failure to complete the Business Combination within 12 months (or during any extended time that the Company has to consummate a Business Combination beyond 12 months as a result of a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (an “Extension Period”)) from the completion of the IPO or the liquidation of the Company prior to the expiration of such 12 month period ) or any Extension Period, or (iii) if the Company seeks an amendment to its amended and restated memorandum and articles of association that would affect the substance or timing of the Company’s obligation to redeem 100% of the Class A Ordinary Shares sold as part of the units in the IPO or any other provision of the Company’s amended and restated memorandum and articles of association relating to shareholders’ rights or the Company’s pre-initial Business Combination activity. Notwithstanding the foregoing, (i) with respect to the Private Placement Securities, the waiver of redemption rights shall only apply to the assets of the Company held in the Trust Account and shall only apply to a liquidation of the Company prior to the consummation of the Business Combination, and not thereafter. Notwithstanding anything to the contrary contained with this Section 8 or otherwise (i) nothing shall prevent the Purchasers from redeeming any Class A Ordinary Shares (including shares included in Private Placement Units) it may purchase pursuant to the Registration Statement in the IPO or in the open market following the IPO. and (ii) the Purchasers do not waive any right title, interest or claim against the Trust Account (including any distributions therefrom) arising as a result of, in connection with or relating in any way to its purchase or ownership of any securities of the Company acquired in the open market (“Reserved Claims”) and are not prohibited from seeking recourse against the Trust Account with respect to any Reserved Claims.

9. Rescission Right Waiver and Indemnification.

9.1 Rescission Waiver. The Purchasers understand and acknowledge that an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Private Placement Securities. In this regard, if the Offering were deemed to be a general solicitation with respect to the Private Placement Securities, the offer and sale thereof may not be exempt from registration and, if not, the Purchasers may have a right to rescind their purchase of the Private Placement Securities . In order to facilitate the completion of the Offering and in order to protect the Company, its shareholders and the Trust Account from claims that may adversely affect the Company or the interests of its shareholders, the Purchasers hereby agree to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Private Placement Securities as a result of the issuance of the Private Placement Securities being deemed to be in violation of Section 5 of the Securities Act. The Purchasers acknowledge and agree this waiver is being made in order to induce the Company and the Sponsor to sell the Private Placement Securities , as applicable, to the Purchasers. The Purchasers agree the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (each, a “Claim” and collectively, the “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Private Placement Securities hereunder or relating to the purchase of the Private Placement Securities and the transactions contemplated hereby.

9.2 No Recourse Against Trust Account. The Purchasers agree not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Private Placement Securities or any Claim that may arise now or in the future.

9.3 Section 9 Waiver. The Purchasers agree that to the extent any waiver of rights under this Section 9 is ineffective as a matter of law, the Purchasers have offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. The Purchasers acknowledge the receipt and sufficiency of consideration received from the Company hereunder in this regard.

10. Conditions of the Purchasers’ Obligations

The obligations of the Purchasers to purchase and pay for the Private Placement Units are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct at and as of the Closing as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Rights Agency Agreement.

D. Rights Agency Agreement. The Company shall have entered into the Rights Agency Agreement.

11. Conditions of the Company’s Obligations

The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchasers contained in Section 2 shall be true and correct at and as of the Closing as though then made.

B. Performance. The Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchasers on or before the Closing.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Rights Agency Agreement.

D. Rights Agency Agreement. The Company shall have entered into the Rights Agency Agreement.

12. Terms of the Units.

The Private Placement Units shall be substantially identical to the public units offered in the IPO as set forth in the Underwriting Agreement entered into between the Company and D. Boral Capital LLC in connection with the IPO, except the Private Placement Units: (i) will be subject to the transfer restrictions described herein, and (ii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or the resale of the Units is registered under the Securities Act.

13. Governing Law; Jurisdiction; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such territory. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

14. Assignment; Entire Agreement; Amendment.

14.1 Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by the Purchasers, without the prior consent of the Company and the Sponsor, to one or more persons agreeing to be bound by the terms hereof; provided, however, that the Purchasers may assign its rights and obligations under this Agreement to one or more of its affiliates, to other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Purchasers or by an affiliate of such investment manager. Upon such assignment by a Purchaser, the assignee(s) shall become Purchaser hereunder and have the rights and obligations provided for herein to the extent of such assignment.

14.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes any and all prior discussions, agreements and understandings of any and every nature.

14.3 Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

14.4 Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

15. Notices; Indemnity.

15.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth on the signature page hereto or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) sent by overnight courier, or (c) sent by certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by certified mail, on the fifth business day following the day such mailing is made.

15.2 Indemnification. Subject to Section 9, each party shall indemnify the other party against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement set forth in this Agreement.

16. Counterparts.

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

17. Survival; Severability.

17.1 Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing until one (1) year following the consummation of an initial Business Combination.

17.2 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

18. Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

19. Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

[remainder of page intentionally left blank]

This subscription is accepted by the Company as of the date first written above.

BOA ACQUISITION CORP. II

By:	/s/ Benjamin A. Friedman
Name: Benjamin A. Friedman
Title: Chief Executive Officer, Chief Financial Officer and Director

BET ON AMERICA II SPONSOR LLC
By: Bet on America II HoldCo LLC, its Managing Member

By:	/s/ Benjamin A. Friedman
Name: Benjamin A. Friedman
Title: Manager

[Signature Page - Private Placement Units Subscription Agreement]

Exhibit A

Purchasers

Purchasers	Purchase Price		Class B Membership Units in the Sponsor
Highbridge Tactical Credit Institutional Fund, Ltd.	$38,820.00		3,882
Highbridge Tactical Credit Master Fund, L.P.	$161,180.00		16,118
Harraden Circle Investors, LP	$105,000.00		10,500
Harraden Circle Special Opportunities, LP	$43,750.00		4,375
Harraden Circle Concentrated, LP	$26,250.00		2,625
Context Partners Master Fund, L.P.	$150,000.00		15,000
Cyannova Capital Management, LLC	$150,000.00		15,000
Meteora Sponsor Fund 1	$125,000.00		12,500
Aristides Fund LP	$42,000		4,200
Aristides Fund QP, LP	$27,000		2,700
Louisburg Square, LP	$22,000		2,200
Louisburg Square II, LP	$9,000		900
ATW Partners LLC	$100,000.00		10,000
Bet on America II HoldCo LLC	$1,015,000.00	(1)	101,500
Total	$2,015,000.00		201,500

(1)	Includes cancellation of $540,000 of Indebtedness owed by the Company to Bet on America II Sponsor LLC.